POWER OF ATTORNEY

I, the undersigned Trustee of Pioneer Multi-Asset Credit Trust (the “Trust”), hereby constitute and appoint John F. Cogan, Jr., Daniel K. Kingsbury Christopher J. Kelley, Mark E. Bradley and Thomas Reyes, and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any Registration Statement on Form N-2 filed by the Trust, and any and all amendments thereto, (ii) any application, notice or other filings with the Securities and Exchange Commission on behalf of the Trust, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in my name and on behalf of me to enable the Trust to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them, to any and all Registration Statements and amendments to said Registration Statements.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 13th day of November, 2012.

/s/ David R. Bock	s/ John F. Cogan, Jr.
David R. Bock	John F. Cogan, Jr.

/s/ Benjamin M. Friedman	/s/ Margaret B.W. Graham
Benjamin M. Friedman	Margaret B.W. Graham

/s/ Daniel K. Kingsbury	/s/ Thomas J. Perna
Daniel K. Kingsbury	Thomas J. Perna

/s/ Marguerite A. Piret	/s/ Stephen K. West
Marguerite A. Piret	Stephen K. West